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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Amendment No. 3 to Registration Statement No. 33-62779 on Form S-3 of our report dated March 5, 2003 (November 20, 2003 as to the effect of the Flushing property reclassification described in
Note 12) (which report includes an explanatory paragraph relating to the adoption of SFAS No. 144 on January 1, 2002), appearing in this Current Report on Form 8-K of Alexander's, Inc. dated November 20, 2003.

Deloitte & Touche LLP
Parsippany, New Jersey
November 20, 2003